SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 13, 2013

HITTITE MICROWAVE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51448	04-2854672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Elizabeth Drive, Chelmsford, Massachusetts 01824
(Address of principal executive offices) (Zip Code)

(978) 250-3343
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2013 we announced that Stephen G. Daly will step down from the offices of chairman of the board, president and chief executive officer and that Rick D. Hess has been appointed as our new president and chief executive officer, each effective April 1, 2013. Mr. Hess is currently a member of our board of directors and will continue to serve in that capacity. Mr. Daly will remain in office as a director until our annual meeting of stockholders for 2013, which is currently scheduled for May 15, 2013.

Our current lead director, Franklin Weigold, was appointed to succeed Mr. Daly as chairman of the board, effective April 1, 2013.

Our press release announcing the appointment of Mr. Hess is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1.               Press Release, dated March 13, 2013, entitled “Hittite Microwave Corporation Announces Succession Plan; Stephen G. Daly to step down as Chairman, President and Chief Executive Officer; Board appoints Rick D. Hess as President and Chief Executive Officer; Lead Director Franklin Weigold Appointed Chairman of the Board.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HITTITE MICROWAVE CORPORATION

		By:	/s/ William W. Boecke
William W. Boecke
Chief Financial Officer

Date:	March 13, 2013